Exhibit 10.11

December 16, 1998

LEASE AGREEMENT BETWEEN

2855 E. COTTONWOOD PARKWAY, L.C., as

Landlord

and

DISCOUNTSDIRECT, as

Tenant

DATED December 21, 1998

PART I SUMMARY OF BASIC LEASE INFORMATION

A	PREMISES (Lease Provisions, Paragraph 2):
B	LEASE TERM (Lease Provisions, Paragraph 3):
C	BASE RENT (Lease Provisions, Paragraph 5):
D	ADDITIONAL RENT (Lease Provisions, Paragraph 5.3):
E	SECURITY DEPOSIT (Glossary of Defined Terms):
F	PARKING CHARGE (Lease Provisions, Paragraph 5.5):
G	ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7):
H	TENANT IMPROVEMENTS:

PART II LEASE PROVISIONS

1.	DEFINITIONS

2.	PREMISES

3.	TERM

4.	USE

5.	RENT

	5.1	Base Rent

	5.2	No Other Adjustment of Base Rent

	5.3	Additional Rent

	5.4	Operating Expenses

	5.5	Parking Charge

	5.6	Payment of Rent

	5.7	Delinquent Payments and Handling Charge

	5.8	Letter of Credit

	5.9	Holding Over

6.	CONSTRUCTION OF IMPROVEMENTS

	6.1	General

	6.2	Access by Tenant Prior to Commencement of Term

	6.3	Commencement Date; Adjustments to Commencement Date

7.	SERVICES TO BE FURNISHED BY LANDLORD

	7.1	General

	7.2	Keys and/or Access Cards

	7.3	Tenant Identity, Signs and Other Matters

	7.4	Charges

	7.5	Operating Hours

8.	REPAIR AND MAINTENANCE

	8.1	By Landlord

	8.2	By Tenant

9.	TAXES ON TENANT’S PROPERTY

10.	TRANSFER BY TENANT

	10.1	General

	10.2	Conditions

	10.3	Liens

	10.4	Assignments in Bankruptcy

11.	ALTERATIONS

12.	PROHIBITED USES

	12.1	General

	12.2	Hazardous Materials

	12.3	Overstandard Tenant Use

13.	ACCESS BY LANDLORD

14.	CONDEMNATION

15.	CASUALTY

	15.1	General

	15.2	Acts of Tenant

16.	SUBORDINATION, NON–DISTURBANCE AND ATTORNMENT

	16.1	General

	16.2	Attornment

17.	INSURANCE

	17.1	General

	17.2	Waiver of Subrogation

18.	TENANT’S INDEMNITY

19.	THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION

20.	INTENTIONALLY LEFT BLANK

21.	CONTROL OF COMMON AREAS

22.	RIGHT TO RELOCATE

23.	QUIET ENJOYMENT

24.	DEFAULT BY TENANT

	24.1	Events of Default

	24.2	Remedies of Landlord

	24.3	Payment by Tenant

	24.4	Reletting

	24.5	Landlord’s Right to Pay or Perform

	24.6	No Waiver; No Implied Surrender

25.	DEFAULTS BY LANDLORD

26.	RIGHT OF REENTRY

27.	MISCELLANEOUS

	27.1	Independent Obligations; No Offset

	27.2	Time of Essence

	27.3	Applicable Law

	27.4	Assignment by Landlord

	27.5	Estoppel Certificates; Financial Statements

	27.6	Signs, Building Name and Building Address

	27.7	Notices

	27.8	Entire Agreement, Amendment and Binding Effect

	27.9	Severability

	27.10	Number and Gender, Captions and References

	27.11	Attorneys’ Fees

	27.12	Brokers

	27.13	Interest on Tenant’s Obligations

	27.14	Authority

	27.15	Recording

	27.16	Exhibits

	27.17	Multiple Counterparts

	27.18	Survival of Indemnities

	27.19	Miscellaneous

EXHIBITS

LEASE AGREEMENT

                THIS LEASE AGREEMENT (the “Agreement”) is entered into as of the 21st day of December, 1998, between 2855 E. COTTONWOOD PARKWAY, L.C. as Landlord, and DISCOUNTSDIRECT, as Tenant.

PART I
SUMMARY OF BASIC LEASE INFORMATION

                Each reference in this Summary of Basic Lease Information to the Lease Provisions contained in PART II shall be construed to incorporate all the terms provided in said Lease Provisions, and reference in the Lease Provisions to the Summary contained in this PART I shall be construed to incorporate the provisions of this Summary.  In the event of any conflict between the provisions of this Summary and the provisions in the balance of the Lease, the latter shall control.  The basic terms of this Lease are as follows:

A.            PREMISES (Lease Provisions, Paragraph 2

1.             Premises Location:  Suite 500, consisting of approximately 6,370 square feet of Rentable Area (5,539 usable square feet), located on the fifth floor of the Building (as outlined on the floor plan attached to this Lease as Exhibit B), the street address of which is 2855 E. Cottonwood Parkway, as constructed on the Land which is further described on Exhibit E hereto.  Tenant shall lease the Premises as described above from December 15, 1998, through August 31, 1999.  Beginning September 1, 1999, and continuing throughout the remainder of the Lease Term, the Premises (Suite 500) shall consist of approximately 12,507 square feet of Rentable Area (10,876 usable square feet).

2.             Number of Approximate Square Feet of Rentable Area in the Building:  Approximately One Hundred Four Thousand Nine Hundred Seventy–Four (104,974) square feet.

B.            LEASE TERM (Lease Provisions, Paragraph 3)

1.             Duration:  Five (5) years, Eleven (11) days.

2.             Lease Commencement Date (Lease Provisions, Paragraph 6.3):  The earliest to occur of the following events:  (a) the date of Substantial Completion (as defined in the Work Letter Agreement) of the Landlord’s Work, or (b) the date on which Landlord would have substantially completed the Landlord’s Work and tendered possession of the Premises to Tenant but for certain delays attributable to Tenant as provided in Paragraph 6.3, or (c) the date on which Tenant takes possession of the Premises.  Subject to the execution and delivery of the Lease Agreement to Landlord by Tenant on or before December 18, 1998, the Lease Commencement Date is scheduled to be December 21, 1998.

3.             Lease Expiration Date (Lease Provisions, Paragraph 3):  The last day of December, 2003, at 5:00 p.m., unless earlier terminated as provided in this Lease.

C.            BASE RENT (Lease Provisions, Paragraph 5)

Lease Year	Monthly Base Rent	Annual Base Rent
12/21/98 — 12/31/98	$0.00	$0.00
l/l/99 — 4/30/99	$6,000.00	$72,000.00
5/l/99 — 8/31/99	$9,000.00	$108,000.00
9/l/99 — 12/31/99	$23,190.00	$278,280.00
Year 2	$23,867.53	$286,410.30
Year 3	$24,544.99	$294,539.85
Year 4	$25,222.45	$302,669.40
Year 5	$25,899.91	$310,798.95

D.            ADDITIONAL RENT (Lease Provisions, Paragraph 5.3)

1.             Base Year (Lease Provisions, Paragraph 5.3.1):  The Fiscal Year commencing January 1 through December 31, 1999.

2.             Tenant’s Share (Lease Provisions, Paragraph 5.3.1):  Tenant’s Share for Tenant’s payment of Operating Expenses means Five and 82/100 percent (5.82%) December 15, 1998, through August 31, 1999, and Eleven and 91/100 percent (11.91%) September 1, 1999, throughout the remainder of the Lease Term.

E.             SECURITY DEPOSIT (Glossary of Defined Terms)

                Means a Letter of Credit of Fifty Thousand and 00/100 Dollars ($50,000.00) to be delivered to Landlord on or before February 17, 1999.  (See Lease Provisions, Paragraph 5.8.)

F.             PARKING CHARGE (Lease Provisions, Paragraph 5.5)

                Tenant shall, December 15, 1998, through August 31, 1999, lease from Landlord up to a total of twenty–one (21) automobile parking spaces, of which total Tenant may elect to lease up to five (5) (assigned and covered automobile parking spaces at an initial cost of Thirty and 00/100 Dollars ($30.00) per month per space.  Tenant shall September 1, 1999, and throughout the remainder of the Term, lease from Landlord up to a total of forty–four (44) automobile parking spaces, of which total Tenant may elect to lease up to Eleven (11) assigned and covered automobile parking spaces at an initial cost of Thirty and 00/100 Dollars ($30.00) per month per space.  The remainder of the automobile parking spaces leased by Tenant which Tenant does not elect to have assigned and covered shall be unassigned parking spaces at a cost of Zero Dollars ($0.00) per month per space for the first five years of the initial Term of the Lease.

G.            ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7)

1.             Tenant’s Address:

1.1           Before Lease Commencement Date:

Rob Brazell

6322 South 3000 East, Suite L201

Salt Lake City, UT 84124

1.2           After Lease Commencement Date:

Rob Brazell

2855 E. Cottonwood Parkway, Suite 500

Salt Lake City, UT 84121

2.             Landlord’s Address:

2855 E. Cottonwood Parkway, L.C.

c/o John L. West

2855 E. Cottonwood Parkway, Suite 560

Salt Lake City, Utah 84121

3.             Address of Landlord’s Lender or Mortgagee:

Teachers Insurance and Annuity

Association of America

730 Third Avenue

New York, NY 10017

H.            TENANT IMPROVEMENTS

1.             Tenant shall accept the Premises in an “as–is” condition with the following exception:

                (a)           Prior to the Commencement Date Landlord shall construct a demising wall that will divide Suites 500 into two suites (500 and 530 as shown on Exhibit “B”).  On or before September 1, 1999, Landlord shall remove said wall and restore Premises to its original condition so tenant may occupy the entire Premises.

                Any and all other Tenant Improvements shall be done at Tenant’s sole cost and expense in accordance with the terms of the Lease Agreement.

PART II
LEASE PROVISIONS

1.             DEFINITIONS.  The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A.

2.             PREMISES

                 Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in the Summary of Basic Lease Information, Section “A”, as outlined on the floor plan attached hereto as Exhibit B (the “Premises”).  In connection with such demise and subject to paragraph 21 herein, Landlord hereby grants to Tenant the nonexclusive right to use during the Term, all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with all Legal Requirements.  Landlord, however, has the sole discretion to determine the manner in which the Common Areas are maintained and operated, and the use of the Common Areas shall be subject to the Building Rules and Regulations.  Tenant acknowledges that Landlord has made no representation or warranty regarding the Building or Premises except as specifically stated in this Lease.  By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant’s intended use of the Premises.

3.             TERM.  The provisions of this Lease shall be effective only as of the date this Lease is executed by both Landlord and Tenant.  The duration of the term of this Lease shall be for the period stated in the Summary of Basic Lease Information, Section ”B,” commencing on the Commencement Date set forth in paragraph 6.3 below, and expiring at 5:00 p.m. on the day stated in Section ”B” of the Summary of Basic Lease Information, unless earlier terminated as provided herein (the “Term”).

4.             USE.  Tenant shall occupy and use the Premises solely for lawful, general business office purposes in strict compliance with the Building Rules and Regulations from time to time in effect.  Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees and licensees to observe and comply fully and faithfully with the Building Rules and Regulations attached hereto as Exhibit C, and incorporated herein by this reference, or such modifications, rules and regulations which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises and Complex.  Tenant shall also comply with all Legal Requirements and other restrictions on use of the Premises as provided in this Lease, including, without limitation, paragraph 12 hereof.  The Landlord represents that the Premises may be used for the permitted uses set forth herein.

5.             RENT

5.1           Base Rent.  In consideration of Landlord’s leasing the Premises to Tenant, Tenant shall pay to Landlord the base rent (“Base Rent”) at the time(s) and in the manner stated in paragraph 5.6 below, as stated in Section ”C” of the Summary of Basic Lease Information.

5.2           No Other Adjustment of Base Rent.  The stipulation of Rentable Area set forth in paragraph 2 above and in the Summary of Basic Lease Information, shall be conclusive and binding on the parties.  Notwithstanding the foregoing, the Base Rent set forth in paragraph 5.1 above and in the Summary of Basic Lease Information is a negotiated amount and there shall be no adjustment to the Base Rent or Additional Rent without the prior written consent of Landlord.  Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent, Additional Rent or any other sum due hereunder even if the actual rentable square footage or Rentable Area of the Premises is less than set forth in paragraph 2 hereof.

5.3           Additional Rent.  In addition to paying the Base Rent specified in paragraph 5.1 above, Tenant shall pay as additional rent the Tenant’s Share (as defined in subparagraph 5.3.1(b) below) of the Operating Expenses (as defined in subparagraph 5.4 below) for each Fiscal Year, or portion thereof, that are in excess of the amount of Operating Expenses applicable to the Base Year (as defined in subparagraph 5.3.1(a) below).  Said additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.”  Operating Expenses which are normally and reasonably allocable to more than one Fiscal Year shall be prorated and allocated over such period(s).  All amounts due under this paragraph 5.3 as Additional Rent are payable for the same periods and in the same manner, time and place as the Base Rent as provided in paragraph 5.6 below.  Without limitation on any other obligation of Tenant that may survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this paragraph 5.3 shall survive the expiration of the Lease Term.

5.3.1        Additional Rent Definitions.  The following definitions apply to this paragraph 5.4:

(a)           Base Year.  “Base Year” means the Fiscal Year commencing January 1 through December 31 of the year stated in Section ”D” of the Summary of Basic Lease Information.

(b)           Tenant’s Share.  “Tenant’s Share” for Tenant’s payment of Operating Expenses means the percentage stated in Section ”D” of the Summary of Basic Lease Information.  If the Premises or the Building is expanded or reduced with the written consent of Landlord, the Tenant’s Share shall be adjusted by written notice from Landlord to Tenant.

5.3.2        Calculation and Payment of Additional Rent.  Tenant’s Share of Operating Expenses for any Fiscal Year, or portion thereof, shall be calculated and paid as follows:

(a)           Calculation of Excess.  If Tenant’s Share of Operating Expenses for any Fiscal Year, commencing with the Fiscal Year immediately following the Base Year, exceeds Tenant’s Share of the amount of Operating Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the “Excess”) in the manner stated in subparagraphs 5.3.2(b) and (c) below.

(b)           Statement of Estimated Operating Expenses and Payment by Tenant.  On or before the last day of the Fiscal Year in which the Lease Commencement Date occurs and for each Fiscal Year thereafter, Landlord shall endeavor to deliver to Tenant an estimate statement (the “Estimate Statement”) of Additional Rent to be due by Tenant for the forthcoming Fiscal Year.  The Estimate Statement will be based on good faith estimates, reasonably determined, and will set forth in reasonable detail the calculation of estimated expenses and Additional Rent.  Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant’s payment of Base Rent, an amount equal to the estimated Additional Rent set forth on the Estimate Statement for such Fiscal Year divided by twelve (12) months.  From time to time during any Fiscal Year, Landlord may estimate and re–estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the revised Estimate Statement to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the revised Estimate Statement so that, by the end of any Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord on the revised Estimate Statement.  Landlord’s failure to furnish the Estimate Statement for any Fiscal Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Additional Rent.

(c)           Statement of Actual Operating Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant as soon as available following the end of each Fiscal Year a statement (the “Statement of Actual Operating Expenses”) stating the Operating Expenses incurred or accrued for that preceding Fiscal Year and indicating the amount, if any, of any Excess due to Landlord or overpayment by Tenant.  Landlord’s Statement of Actual Operating Expenses will show in reasonable detail the amount and computation of Operating Expenses for the applicable Fiscal Year, the amount of Tenant’s obligations hereunder and application of Tenant’s estimated payments.  On receipt of the Statement of Actual Operating Expenses for each Fiscal Year for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess, less the estimated amounts (if any) paid during the Fiscal Year pursuant to an Estimate Statement (as defined in subparagraph 5.3.2(b) above).  In the event there is an overpayment of Additional Rent set forth on a Statement of Actual Operating Expenses for any Fiscal Year, the amount of overpayment shall be credited against payments of Additional Rent as they become due.  Landlord’s failure to furnish the Statement of Actual Operating Expenses for any Fiscal Year in a timely manner shall not prejudice Landlord from enforcing its rights hereunder.  Even if the Lease Term is expired and Tenant has vacated the Premises, if an Excess exists when final determination is made of Tenant’s Share of the Operating Expenses for the Fiscal Year in which the Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under this subparagraph (c).  Provisions of this subparagraph (c) shall survive the expiration or earlier termination of the Lease Term.

5.4.          Operating Expenses shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Land and all improvements thereon, including, without limitation, the Building and Parking Facility, during a particular Fiscal Year or portion thereof as determined by Landlord or its accountant in accordance with generally accepted accounting principles.

5.4.1        Examples.  “Operating Expenses” shall include, but shall not be limited to, the following to the extent they relate to the Complex or are chargeable to the Complex in connection with the operation and maintenance of the Cottonwood Corporate Center generally:

(a)           all Impositions and other governmental charges;

(b)           all insurance premiums charged for policies obtained by Landlord, which may include without limitation, at Landlord’s election, (i) fire and extended coverage insurance, including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance, (iii) elevator insurance, (iv) workers’ compensation insurance for the employees covered by clause (h), (v) boiler, machinery, sprinkler, water damage, and legal liability insurance, (vi) rental loss insurance, and (vii) such other insurance as Landlord may elect to obtain;

(c)           all deductible amounts incurred in any Fiscal Year relating to an insurable loss;

(d)           all maintenance, repair, replacement, restoration and painting costs, including, without limitation, the cost of operating, managing, maintaining and repairing the following systems:  utility, mechanical, sanitary, drainage, escalator and elevator;

(e)           all janitorial, snow removal, custodial, cleaning, washing, landscaping, landscape maintenance, access systems, trash removal, pest control costs and environmental compliance costs;

(f)            all security costs;

(g)           all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility–related charges;

(h)           all wages, salaries, salary burdens, employee benefits, payroll taxes, Social Security and insurance for all persons engaged by Landlord or an Affiliate of Landlord in connection with the Complex;

(i)            all costs of leasing or purchasing supplies, tools, equipment and materials;

(j)            all fees and assessments of the Cottonwood Corporate Center park applicable to the Complex;

(k)           the cost of licenses, certificates, permits and inspections;

(l)            the cost of contesting the validity or applicability of any governmental enactments that may affect the Operating Expenses;

(m)          the costs incurred in connection with the implementation and operation of a transportation system management program or similar program;

(n)           the cost of Parking Facility maintenance, repair and restoration, including, without limitation, resurfacing, repainting, restriping and cleaning;

(o)           all fees and other charges paid under all maintenance and service agreements, including but not limited to window cleaning, elevator and HVAC maintenance;

(p)           All fees, charges, management fees (or amounts in lieu of such fees), consulting fees, legal fees and accounting fees of all persons engaged by Landlord, together with all other associated costs or other charges reasonably incurred by Landlord in connection with the management office and the operation, management, maintenance and repair of the Complex;

(q)           all costs of monitoring services, including, without limitation, any monitoring or control devices used by Landlord in regulating the Parking Facility;

(r)            amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) operating expenses or which are required by a governmental authority.  Such costs shall be amortized over the reasonable life of the items in accordance with generally accepted accounting principles, but not beyond the reasonable life of the Building; and

(s)           any other costs or expenses reasonably incurred by Landlord under this Lease which are not otherwise reimbursed directly by Tenants.

5.4.2        Adjustments.  Operating Expenses shall be adjusted as follows:

(a)           Exclusions.  “Operating Expenses” shall not include (i) expenditures classified as capital expenditures for federal income tax purposes except as set forth in clause 5.4.1(r), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party, (iii) allowances specified in the Work Letter for expenses incurred by Landlord for improvements to the Premises, (iv) leasing commissions, and all noncash expenses (including depreciation), except for the amortized costs specified in clause 5.4.1(r), (v) land or ground rent, if applicable, and (vi) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible “Operating Expenses”).  Operating Expenses shall not exceed the reasonable, customary and ordinary cost for such items.

(b)           Gross–Up Adjustments.  If the occupancy of the Building during any part of any Fiscal Year (including the Base Year) is less than ninety–five percent (95%), Landlord shall make an appropriate adjustment of the Operating Expenses for that Fiscal Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety–five percent (95%) occupied.  This amount shall be considered to have been the amount of Operating Expenses for that Fiscal Year.

5.4.3        Landlord’s Books and Records.  If Tenant disputes the amount of the Additional Rent due hereunder, Tenant may designate, within thirty (30) days after receipt of the Statement of Actual Operating Expenses, an independent public certified accountant or qualified third–party management company to inspect Landlord’s records.  Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease.  The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection.  Any inspection must be conducted in Landlord’s offices at a reasonable time or times.  If, after such an inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant’s sole expense, by an independent certified public accountant designated by Landlord.  That certification shall be final and conclusive.  If as a result of such audit and certification, it is determined that Tenant was overcharged by more than seven percent (7%) during any period covered by such audit and certification, then Landlord will pay the costs and expenses of such audit.

5.5.          Parking Charge.  Tenant shall throughout the Term, lease from Landlord the number of unassigned and assigned automobile parking spaces, at such prices per month, as stated in Section ”F” of the Summary of Basic Lease Information.  Such monthly parking charges shall be considered Additional Rent and shall be due and payable without notice or demand, on or before the first day of each calendar month.  Landlord shall have the right from time to time during the Lease Term and during each Extension Renewal Term (if applicable), to increase the monthly parking charges for assigned parking spaces to the then prevailing market rate.  From time to time after five (5) years from the Commencement Date, the Landlord shall also have the right to increase the monthly parking charges for unassigned parking spaces to the prevailing market rate.  Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord’s reasonable discretion, for the proper and efficient operation and maintenance of said Parking Facility.  Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the Parking Facility shall be open for use, (ii) subject to the provisions of this paragraph 5.5 above, the establishment of charges for parking therein, and (iii) the use of parking gates, cards, permits and other control devices to regulate the use of the parking areas.  The rights of Tenant and its employees, customers, service suppliers and invitees to use the Parking Facility shall, to the extent such rules and regulations are not inconsistent with the other terms of this Lease, at all times be subject to (a) Landlord’s right to establish rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations; (b) the rights of Landlord and other tenants in the Building to use the same in common with Tenant; (c) other than with respect to Tenant’s assigned parking spaces, the availability of parking spaces in said Parking Facility; and (d) Landlord’s right to change the configuration of the parking areas and any unassigned parking spaces as shall be determined at Landlord’s reasonable discretion.  Tenant agrees to limit its use of the Parking Facility to the number and type of parking spaces specified in this paragraph above.  Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Parking Facility.  Tenant understands and agrees that, while the Parking Facility will be open to Tenant on a 24–hour basis, other than spaces that are assigned for Tenant and other tenants, all parking spaces in the parking area may be leased to members of the general public between the hours of 6:30 p.m. through 7:00 a.m. Monday through Saturday morning, after 1:30 p.m. on Saturday, and all day on Sunday.

5.6           Payment of Rent.  Except as otherwise expressly provided in this Lease, all Base Rent and Additional Rent shall be due in advance monthly installments on the first day of each calendar month during the Term.  Rent shall be paid to Landlord at its address recited in Section 27.7, or to such other person or at such other address as Landlord may from time to time designate in writing.  Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America.  The Base Rent for the first full calendar month of the Lease Term shall be paid upon execution by Tenant of this Lease.  In addition, if the Term commences or ends on other than the first or the last day of a calendar month, the Base Rent for the partial month shall be prorated on the basis of the number of days during the applicable month and paid on or before the Lease Commencement Date.  If the Lease Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year calculated as provided in paragraph 5.3 above shall be prorated on the basis of the number of days during the applicable Fiscal Year.  All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord.  No designation by Tenant, either in a separate or on a check or money order, shall modify this clause or have any force or effect.  The Rent to be paid by Tenant or any Transferee hereunder shall not be based, in whole or in part, on the income or profits derived from the lease, use or occupancy of the Premises.  In the event Landlord’s Mortgagee succeeds to the Landlord’s interests under this Lease and determines that all or any portion of the Rent payable hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Landlord’s Mortgagee may elect unilaterally to amend the calculation of Rent such that none of the Rent payable under this Lease will constitute unrelated business income; provided, however, that any such amendment shall not increase Tenant’s payment obligations or other liabilities, or reduce the obligations of Landlord, under this Lease.

5.7           Delinquent Payments and Handling Charge.  All Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13.  In addition, if any Base Rent, Additional Rent or other payments required of Tenant hereunder are not received by Landlord when due, Tenant shall pay to Landlord a late charge of five percent (5%) of the delinquent payment to reimburse Landlord for its costs and inconvenience incurred as a consequence of Tenant’s delinquency (other than interest, attorneys’ fees and costs).  Tenant shall pay this amount for each calendar month in which all or any part of any delinquent payment remains delinquent after its due date.  The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment (other than interest, attorneys’ fees and costs).  Landlord’s acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease.  Tenant shall pay the late charge as Additional Rent with the next installment of Additional Rent.  In no event, however, shall the charges permitted under this Section 5.7 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.  If any two noncash payments made by Tenant are not paid by the bank or other institution on which they are drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.

5.8           Letter of Credit.  In addition to the foregoing, on or before February 17, 1999, Tenant shall provide Landlord an irrevocable letter of credit in the aggregate amount of $50,000 (“Letter of Credit”) in a form and from a financial institution (the “Issuing Bank”) satisfactory to Landlord, in its sole discretion, unconditionally payable to Landlord upon presentation as security for the faithful performance by Tenant under this Lease.  At a minimum, the Letter of Credit shall be valid for successive one year periods, automatically renewed on each anniversary date of the Letter of Credit during the Term of this Lease unless, thirty (30) days prior to any expiration date, Tenant and the Issuing Bank provide Landlord with written notice, in the manner provided in Section 27.7 of this Agreement, that the Letter of Credit will not be renewed for any reason.  Notwithstanding the foregoing, in the event (i) Tenant fails to timely pay or perform any obligation under this Lease or (ii) the Letter of Credit is not renewed at least thirty (30) days prior to any annual or other expiration date during the Term of this Lease, Landlord may, prior to, concurrently with, in addition to or subsequent to exercising any other right or remedy, draw upon the Letter of Credit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant’s failure to fully perform its obligations hereunder.  The Letter of Credit is not a limitation on Landlord’s damages or other rights under this Lease, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease.  If this Lease is terminated due to any default of Tenant or if the Letter of Credit is not renewed as provided herein, the Landlord shall be authorized and entitled to draw on the Letter of Credit as partial or whole compensation, as the case may be, for the costs and expenses incurred by Landlord in connection with this Lease, and such action shall be in addition to any other damages or remedy to which Landlord is otherwise entitled.  Without in any way limiting the foregoing, Landlord may draw on the Letter of Credit up to and including any expiration date, whether or not notice has been provided to Landlord that the Letter of Credit will not be renewed.

5.9           Holding Over.  Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration of the Term, with or without the consent of Landlord, shall require Tenant to pay one hundred fifty percent (150%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for Rent in its sole discretion.  If Tenant holds over with Landlord’s consent, such occupancy shall be deemed a month–to–month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable.  Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord’s consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease, or otherwise, and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant’s holding over without Landlord’s consent.

6.             CONSTRUCTION OF IMPROVEMENTS.

6.1           General.  Subject to events of Force Majeure, Landlord and Tenant agree that Landlord shall construct, install, furnish, perform and supply the Tenant Improvements in accordance with Paragraph H.1. of Summary of Basic Lease Information.  The Tenant Improvements shall meet or exceed the Building Standard Tenant Improvements.

6.2           Access by Tenant Prior to Commencement of Term.  Provided that Tenant obtains and delivers to Landlord the certificates or policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Premises before the Lease Commencement Date (and such entry alone shall not constitute Tenant’s taking possession of the Premises for the purpose of Section 6.3(c) below), to perform certain work on the Premises on behalf of Tenant not contrary to the provisions of the Work Letter Agreement.  Tenant and each other person or firm who or which enters the Premises before the Commencement Date shall conduct itself so as to not interfere with Landlord or other occupants of the Building.  Landlord may withdraw any permission granted under this Section 6.2 upon twenty–four (24) hours’ notice to Tenant if Landlord, in its sole discretion, determines that any such interference has been or may be caused.  Any prior entry shall be under all of the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant’s sole risk.  Tenant hereby releases and agrees to indemnify Landlord and Landlord’s contractors, agents, employees and representatives from and against any and all personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex in connection with or as the result of said entry by Tenant or its employees, agents, contractors and suppliers.

6.3           Commencement Date; Adjustments to Commencement Date.  For purposes of this Lease, the “Commencement Date” shall mean the earliest to occur of the following events (the “Lease Commencement Events”):  (a) the date of Substantial Completion of the Landlord’s Work, or (b) the date on which Landlord would have substantially completed the Landlord’s Work and tendered possession of the Premises to Tenant but for (i) the delay or failure of Tenant to furnish information, approvals or other matters required in the Work Letter Agreement, (ii) Tenant’s request for changes in the Space Plan (as defined in the Work Letter Agreement) from Building Standard Tenant Improvements, or (iii) any other action or inaction of Tenant, or any person or firm employed or retained by Tenant or (c) the date on which Tenant takes possession of the Premises.  The Lease Commencement Date is scheduled to be as stated in Section ”B” of the Summary of Basic Lease Information.  Upon the occurrence of the Commencement Date, the parties will execute and deliver a certificate in the form of Exhibit G attached hereto stating and acknowledging the Commencement Date.  If by the scheduled Commencement Date specified in this paragraph there is not Substantial Completion of the Tenant Improvements for any reason, and such failure to substantially complete renders the Premises untenantable for their intended purpose, all as reasonably determined by Landlord, or Landlord is unable to tender possession of the Premises to Tenant, then the Landlord may elect (in addition to all other remedies available to Landlord) to postpone the Commencement Date until the earliest to occur of the Lease Commencement Events.  Such postponement shall extend the scheduled expiration of the Term for a number of days equal to the postponement.  Whether or not Landlord makes such an election and notwithstanding any provision in this Lease or any exhibit to the contrary, the potential postponement of the payment of Base Rent and Additional Rent shall be Tenant’s sole and exclusive remedy for Landlord’s delay in completing the Landlord’s Work, the Tenant Improvements or tendering possession of the Premises to Tenant.  The Landlord shall not be subject to any liability, including, without limitation, lost profits or incidental or consequential damages for any delay or inability to deliver possession of the Premises to the Tenant.  Such a delay or failure shall not affect the validity of this Lease or the obligations of the Tenant hereunder, other than the postponement of the Lease Term.

7.             SERVICES TO BE FURNISHED BY LANDLORD.

7.1           General.  Subject to applicable Legal Requirements, governmental standards for energy conservation, and Tenant’s performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:

(a)           HVAC to the Premises during Building Operating Hours, at such temperatures and in such amounts as are considered by Landlord to be suitable and standard [thus excluding air conditioning or heating for electronic data processing or other specialized equipment or specialized (nonstandard) Tenant requirements];

(b)           hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only;

(c)           janitorial service and periodic window washing in and about the Building and the Premises, anticipated to be accomplished approximately every 3 or 4 months for outside windows and every 2 or 3 months for inside windows;

(d)           elevator service, if necessary, to provide access to and egress from the Premises;

(e)           electric current during Building Operating Hours for normal office machines and other machines of low electrical consumption (which shall exclude electric current for electronic data processing equipment, lighting in excess of Building Standard, or any other item of electrical equipment which singly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase); and

(f)            replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building.

                If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same; provided, however, if as a result of any interruption of services the Premises will be uninhabitable or unusable by Tenant for five (5) consecutive business days, then Base Rent shall be abated to the extent to which such condition interferes with Tenant’s use of the Premises commencing on the first day of such condition and continuing until such condition is corrected.  However, neither the interruption nor cessation of such services, nor the failure of Landlord to restore same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relieve Tenant from fulfilling any of its other obligations hereunder.

                If not previously installed, Landlord may cause an electric and/or water meter(s) to be installed in the Premises of the Tenant in order to measure the amount of electricity and/or water consumed for any such use, and the cost of such meter(s) shall be paid promptly by Landlord.

                Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building.  However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of the Landlord and protecting its property, and while certain incidental benefits may accrue to the Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees.  By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.

7.2           Keys and/or Access Cards.  Landlord shall furnish Tenant, at Landlord’s expense, with two keys and access cards, and at Tenant’s expense with such additional keys and access cards as Tenant may request, to unlock or allow access to the Building and each corridor door entering the Premises.  Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, any duplicates of keys or access cards to the Premises without Landlord’s prior consent.  Landlord shall be entitled at all times to possession of a duplicate of all keys and access cards to all doors to or inside of the Premises.  All keys and access cards referred to in this Section 7.2 shall remain the property of the Landlord.  Upon the expiration or termination of the Term, Tenant shall surrender all such keys and access cards to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Premises.  Landlord shall be entitled to install, operate and maintain a card reader and after-hours access card system, security systems and other control devices in or about the Premises and the Complex which regulate entry into the Building (or portions thereof) and monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

7.3           Tenant Identity, Signs and Other Matters.  Landlord shall provide and install, in Building Standard graphics, letters or numerals identifying Tenant’s name and suite number adjacent to Tenant’s entry door at one location per floor of the Building occupied by Tenant.  Tenant’s name, as set forth on the first page of this Lease, or as otherwise provided by Tenant in writing upon execution of this Lease, shall also be placed in the Building Directory located on the main level of the Building.  Any subsequent modification to the listing of Tenant’s name in the Building Directory shall be at Tenant’s cost.  Without Landlord’s prior written consent, no other signs, numerals, letters, graphics, symbols or marks identifying Tenant shall be placed on the exterior, or in the interior if they are visible from the exterior, of the Premises.

                Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises, or elsewhere on the Complex, any sign, decoration, notice, logo, picture, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s prior written approval, which Landlord may, in its discretion, grant or withhold.  Landlord may, at Tenant’s cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Section.  Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations.

7.4           Charges.  Tenant shall pay to Landlord monthly as billed, as Additional Rent, such charges as may be separately metered or as Landlord may compute for (a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1, (b) lighting installed in the Premises in excess of Building Standard lighting, (c) HVAC and other services in excess of that stated in Section 7.1(a) or provided at times other than Building Operating Hours, and (d) janitorial services required with respect to Above Standard Tenant Improvements within the Premises.  If Tenant wishes to use HVAC, electrical or other utility services to the Premises during hours other than Building Operating Hours, Landlord shall supply such HVAC, electrical and utility services at an hourly cost to Tenant of $17.50 per suite, as adjusted from time to time by Landlord consistent with prevailing market charges for such use.  Landlord may utilize a lighting and utility occupancy sensor in order to automatically determine and control use of HVAC, electrical and other utility services.  Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.4 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges.  When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

7.5           Operating Hours.  Subject to Building Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

8.             REPAIR AND MAINTENANCE.

8.1           By Landlord.  Landlord shall provide the services to the Premises set forth in paragraph 7.1 above and shall maintain the Building (excepting the Premises and portions of the Building leased by persons not affiliated with Landlord) in a good and operable condition, making such repairs and replacements as may be required to maintain the Building in such condition.  This Section 8.1 shall not apply to damage resulting from a Taking (as to which Section 14 shall apply), or damage resulting from a casualty (as to which Section 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease.  Tenant hereby waives and releases any right it may have to make repairs to the Premises or Building at Landlord’s expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Building is located.

8.2           By Tenant.  Tenant, at Tenant’s sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, and in a clean, safe, operable, attractive and sanitary condition.  Tenant will not commit or allow to remain any waste or damage to any portion of the Premises.  Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Complex caused by Tenant or Tenant’s agents, contractors or invitees.  If Tenant fails to make such repairs or replacements, Landlord may make the same at Tenant’s cost.  Such cost shall be payable to Landlord by Tenant on demand as Additional Rent.  All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the second sentence of this Section 8.2) pursuant to this Section 8.2 or Section 11 shall be approved by Landlord, in Landlord’s sole discretion, prior to the commencement of any such work.

9.             TAXES ON TENANT’S PROPERTY.  Tenant shall be liable for and shall pay, before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non–Building Standard Items in the Premises.  Tenant may withhold payments of any taxes and assessments described in this Section 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the nonpayment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

10.           TRANSFER BY TENANT.

10.1         General.  Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise Transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof without Landlord’s prior written consent in Landlord’s discretion (such consent not to be unreasonably withheld), being obtained in each instance, subject to the terms and conditions contained in this paragraph.  Any attempted Transfer without such consent shall be void.  If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee.  Upon request by Landlord, such notice shall contain financial information concerning the proposed Transferee and other reasonable information regarding the transaction which Landlord may specify.  Landlord shall have thirty (30) days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to terminate this Lease as to the space proposed to be Transferred as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (b) to refuse to consent to the Transfer and to continue this Lease in full force as to the entire Premises, or (c) to permit Tenant to effect the proposed Transfer.  If Landlord fails to notify Tenant of its election within said thirty (30) day period, Landlord shall be deemed to have elected option (b).  Notwithstanding the foregoing, if Landlord elects Option (a), Tenant may rescind its request for consent or approval by giving written notice of such rescission within five (5) days after receipt of notice of Landlord’s election of option (a) and, in such event, Tenant’s request for consent or approval will be withdrawn and Landlord’s election of option (a) will be void and of no effect.  The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer.  If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.

10.2         Conditions.  The following conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord’s written consent:

(a)           Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space Transferred to it, including, without limitation, the prohibition against rent based on the income or profits derived from the Premises (any purported lease to the contrary being null and void), (ii) the Transferee grants Landlord an express first and prior security interest in its personal property brought into the transferred space to secure its obligations to Landlord hereunder, (iii) Tenant subordinates to Landlord’s statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Additional Rent hereunder all such excess Rent and other consideration immediately upon Tenant’s receipt thereof, (v) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (vi) the Transferee agrees to use and occupy the Transferred space solely for the purpose specified in Section 4 and otherwise in strict accordance with this Lease, and (vii) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or all of them, without prior demand upon or proceeding in any way against any other persons; and

(b)           Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

(c)           If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord’s costs, including, without limitation, reasonable attorneys’ fees incurred in connection with such request.

10.3         Liens.  Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant’s expense, cause the same to be released.

10.4         Assignments in Bankruptcy.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code.

11.           ALTERATIONS.  Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such change, addition or improvement (a) equals or exceeds the Building Standard and utilizes only new and first–grade materials, (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify.  All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall, at Landlord’s election, be (i) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (ii) removed by Tenant, at Tenant’s expense, with all damage caused by such removal repaired by Tenant.  Tenant may remove Tenant’s trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of, or be connected in any way with, any such change, addition or improvement.  Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

12.           PROHIBITED USES.

12.1         General.  Tenant will not (a) use, occupy or permit the use or occupancy of the Complex or Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or contrary to Building Rules and Regulations, or dangerous to life or property, or a public or private nuisance, or disrupt, obstruct or unreasonably annoy the owners or any other tenant of the Building or adjacent buildings, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions into other portions of the Building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Complex or Premises, (d) install or permit to remain any improvements to the Complex or Premises, window coverings or other items (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way, (e) permit the occupancy of the Premises at any time during the Lease Term to exceed one person (including visitors) per two hundred (200) square feet Rentable Area of space in the Premises, (f) violate any recorded covenants, conditions or restrictions that now or later affect the Complex or Building, or (g) commit or permit to be committed any action or circumstance in or about the Complex or Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Complex or Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.

12.2         Hazardous Materials.  Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises or Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord.  Notwithstanding the foregoing, Tenant may use and store types and quantities of materials and substances which may be or contain hazardous substances, provided that the same are of the type and in the quantities customarily found or used in offices for use of similar businesses, including packaging materials, commercial cleaning fluids and photocopier fluids.  If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises or Complex caused or permitted by Tenant results in contamination of the Premises or Complex, or if contamination of the Premises or Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Complex, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises or Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination.  This indemnification of Landlord includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision.  Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises or Complex caused by or permitted by Tenant results in any contamination of the Premises or Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Complex to the condition existing prior to the introduction of any Hazardous Material; provided, however, that Landlord’s approval of such action shall first be obtained.  “Hazardous Material” shall mean, in the broadest sense, any petroleum–based products, pesticides, paints, insolvents, polychlorinated, biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation or ordinance affecting the Premises or Complex presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.  In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.  The within covenants shall survive the expiration or earlier termination of the lease term.

12.3         Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat–generating machines, other than standard equipment or lighting, or machines other than normal fractional horsepower office machines, in the Premises that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished to the Premises by Landlord.

13.           ACCESS BY LANDLORD.  Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last twelve (12) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord’s option and Tenant’s expense, or (d) for any other purpose deemed reasonable by Landlord.  In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor.  Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Section 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant’s business, for loss of occupancy or quiet enjoyment, or for consequential damages.

14.           CONDEMNATION.  If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord’s opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Premises (whichever is later).  Tenant may, at its election, exercisable by giving sixty (60) days’ written notice to Landlord, terminate this Lease in the event a substantial (greater than 50%) portion of the Premises is taken rendering the Premises inadequate for its continued use and occupancy by Tenant.  If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition.  During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking.  If any portion of Base Rent is abated under this Section 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement.  All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same.  Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord.  Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s moveable personal property.  Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

15.           CASUALTY.

15.1         General.  Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises.  If (a) the Complex or the Premises are totally destroyed, or (b) if the Complex or the Premises are partially destroyed but in Landlord’s opinion they cannot be restored to an economically viable, quality office building, or (c) if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord’s opinion, inadequate to restore the portion remaining to an economically viable, quality office building, or (d) if the damage or destruction occurs within twelve (12) months of the expiration of the Term, or (e) Landlord’s Mortgagee requires insurance proceeds be applied to pay or reduce indebtedness rather than repair the Premises, Landlord may, at its election exercisable by the giving of written notice to Tenant within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later).  If this Lease is not terminated by Landlord as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to a Building Standard condition.  If restoration of the Premises to a Building Standard Condition is not completed within a period of one hundred sixty (160) days, Tenant may elect to terminate this Lease by providing written notice to Landlord within thirty (30) days after expiration of the one hundred sixty (160) day period.  If Tenant does not elect to terminate within this 30–day period, Tenant shall be deemed to have waived the option to terminate.  During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty.  If any portion of Base Rent is abated under this Section 15.1, Landlord may elect to extend the expiration date of the Term for the period of the abatement.  Except for abatement of Base Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.  Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.

15.2         Acts of Tenant.  Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant or any of Tenant’s officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant’s obligation to pay Rent and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex, and (c) subject to Section 17.2, Tenant shall be obligated, at Tenant’s cost, to repair and restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord’s Mortgagee.

16.           SUBORDINATION, NON–DISTURBANCE AND ATTORNMENT.

16.1         General.  This Lease, Tenant’s leasehold estate created hereby, and all of Tenant’s rights, titles and interests hereunder and in and to the Premises are hereby made subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex, and to any and all renewals, extensions, modifications, consolidations and replacements of any Mortgage and all advances made or hereafter to be made on the security of any Mortgage.  Notwithstanding the foregoing, Landlord and Landlord’s Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage.  In order to confirm the subordination (or, at the election of Landlord or Landlord’s Mortgagee, the superiority of this Lease), upon the written request by Landlord or by Landlord’s Mortgagee to Tenant, and within seven (7) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument substantially in the form of Exhibit H hereto confirming that this Lease, Tenant’s leasehold estate in the Premises and all of Tenant’s rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord’s Mortgagee, superior) to the Mortgage benefiting Landlord’s Mortgagee.  Without limiting the foregoing, upon request by Landlord’s Mortgagee, the Landlord and Tenant shall execute such documents as Landlord’s Mortgagee deems necessary to effect an amendment of this Lease.  Tenant’s failure to execute and deliver such instrument(s) as required in this Section 16 shall constitute a default under this Lease.

16.2         Attornment.  Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease.  No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant’s obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord.  Neither Landlord’s Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord’s Mortgagee and without the written consent of Landlord’s Mortgagee or such successor in interest.  Any transferee or successor-in-interest shall not be liable for any acts, omissions or defaults of Landlord that occurred before the sale or conveyance, or the return of any security deposit except for deposits actually paid to the successor or transferee.  Tenant agrees to give written notice of any default by Landlord to the holder of any Mortgage.  Tenant further agrees that, before it exercises any rights or remedies under the Lease, the holder of any Mortgage or other successor– in–interest shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days.  The subordination, attornment and mortgagee protection clauses of this Section 16 shall be self–operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Landlord’s Mortgagee or successor in interest thereto.  Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments substantially in the form of Exhibit H hereto to confirm the same.  Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Complex.

17.           INSURANCE.

17.1         General.  Tenant shall obtain and maintain throughout the Term the following policies of insurance:

(a)           commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Section 18;

(b)           hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises;

(c)           workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the State of Utah; and

(d)           such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then requiring from one or more other tenants in the Building.

                Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord’s interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best’s Key Rating Guide, Property–Casualty.  All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s agents and employees as a result of the acts or omissions of Tenant.  Tenant shall furnish Landlord with certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies.  Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Complex, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.  Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements.  Any Landlord’s Mortgagee may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned.

17.2         Waiver of Subrogation.  Landlord and Tenant hereby waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party’s officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant’s improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the parties hereto or their officers, directors, shareholders, partners or employees), that could have been insured against under the terms of (a) in the case of Landlord, the standard fire and extended coverage insurance policies available in the state where the Complex is located at the time of the casualty, and (b) in the case of Tenant, the fire and extended coverage insurance policies required to be obtained and maintained under Section 17.1; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain.  Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

18.           TENANT’S INDEMNITY.  Subject to paragraph 17.2, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs, and including consequential damages, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises and Complex by Tenant or Tenant’s agents, employees or contractors, or the clients and other invitees of Tenant, (ii) any work, activity or other thing allowed or suffered by Tenant or Tenant’s agents, employees or contractors to be done in or about the Premises or Complex, (iii) any breach or default in the performance of any obligation of Tenant under this Lease, and (iv) any negligent or otherwise tortious act or failure to act by Tenant or Tenant’s agents, employees or contractors on or about the Premises or Complex.

19.           THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION.  Landlord shall have no liability to Tenant, or to Tenant’s officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant or such other tenant’s officers, directors, shareholders, partners, employees, agents, contractors or other invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises.  Except to the extent an injury, loss, damage or destruction was proximately caused by Landlord’s fraud, willful act or violation of law, Tenant waives all claims against Landlord arising out of injury to or death of any person or loss of, injury or damage to, or destruction of any property of Tenant.

20.           INTENTIONALLY LEFT BLANK.

21.           CONTROL OF COMMON AREAS.  Landlord shall have the exclusive control over the Common Areas.  Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and modify the Building Rules and Regulations with respect thereto.

22.           RIGHT TO RELOCATE.  Landlord retains the right and power, to be exercised reasonably and at Landlord’s expense, to relocate Tenant within the Building to space which is comparable in size to the Premises and is suited to Tenant’s use, and all terms of this Lease shall apply to the new space with equal force.  Instances when the exercise of Landlord’s right and power to relocate Tenant shall be deemed reasonable include, but shall not be limited to, instances where Landlord desires to consolidate the rentable area in the Building to provide Landlord’s services more efficiently, or to provide contiguous vacant space for a prospective tenant.  Landlord shall not be liable to Tenant for any claims arising in connection with a relocation permitted under this Section 22.  The parties shall execute an amendment to this Lease stating the relocation of the Premises.

23.           QUIET ENJOYMENT.  Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease.  Landlord shall warrant and forever defend Tenant’s right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

24.           DEFAULT BY TENANT.

24.1         Events of Default.  Each of the following occurrences shall constitute an Event of Default (herein so called):

(a)           the failure of Tenant to pay Base Rent, Additional Rent or any other amount due under this Lease as and when due hereunder and the continuance of such failure for a period of five (5) days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this clause 24.1(a) on two separate occasions, Landlord shall not be required to give Tenant any further notice under this clause 24.1(a); provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease shall commence as of the due date of the Rent or other monetary obligation and not on the expiration of any grace period;

(b)           the failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision in this Lease, and the continuance of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the failure;

(c)           the abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises or any significant portion thereof;

(d)           the involuntary transfer by Tenant of Tenant’s interest in this Lease or the voluntary attempt to or actual transfer of its interest in this Lease, without Landlord’s prior written consent;

(e)           the failure of Tenant to discharge any lien placed as a result of Tenant’s action or inaction upon the Premises or Building as set forth hereunder;

(f)            the occurrence of a Net Tenant Delay, as defined in the Work Letter Agreement, of thirty (30) calendar days or more;

(g)           the filing of a petition by or against Tenant (the term “Tenant” also meaning, for the purpose of this clause 24.1(d), any guarantor of the named Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’ s property or for Tenant’s interest in this Lease, or (iv) to reorganize or modify Tenant’s capital structure; and

(h)           the admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

24.2         Remedies of Landlord.  Upon any Event of Default, Landlord may, at Landlord’s option in its sole discretion, and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:

(a)           terminate this Lease by the giving of written notice to Tenant; reenter the Premises, with or without process of law; eject all parties in possession thereof; repossess and enjoy the Premises and all Tenant Improvements; and recover from Tenant all of the following:  (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 24.3, and (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the largest national bank in the state where the Complex is located, minus (B) the then–present fair rental value of the Premises for such period, similarly discounted, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which would be likely to result therefrom, including, without limitation, attorneys’ fees, brokers’ commissions or finder’s fees;

(b)           terminate Tenant’s right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 24.3, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period.  Reentry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term.  Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term.  If Landlord elects to proceed under this Section 24.2(b), it may at any time elect to terminate this Lease pursuant to Section 24.2(a);

(c)           without notice, alter any and all locks and other security devices at the Premises without being obligated to deliver new keys to the Premises, unless Tenant has cured all Events of Default before Landlord has terminated this Lease under Section 24.2(a) or has entered into a lease to relet all or a portion of the Premises;

(d)           if an Event of Default specified in Section 24.1(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within ten (10) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without any obligation to account for such property; and/or

(e)           for all purposes set forth in this paragraph 24.2, Landlord is hereby irrevocably appointed as agent for Tenant.  No taking possession of the Premises by Landlord shall be construed as Landlord’s acceptance of a surrender of the Premises by Tenant or an election of Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Notwithstanding any leasing or subletting without termination of the Lease, Landlord may at any time thereafter elect to terminate the Lease for Tenant’s previous breach.

24.3         Payment by Tenant.  Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys’ fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupant’s property, (c) constructing the Tenant Improvements or otherwise incurred in connection with the Tenant Improvement Allowance Items as defined in the Work Letter Agreement, (d) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (e) reletting all or any part of the Premises, (f) paying or performing the underlying obligation which Tenant failed to pay or perform, and (g) enforcing any of Landlord’s rights, remedies or recourses arising as a consequence of the Event of Default.

24.4         Reletting.  Upon termination of this Lease or upon termination of Tenant’s right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due with respect to such reletting.  If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of:  first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid.  In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

24.5         Landlord’s Right to Pay or Perform.  Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit and any other sums for such purpose.

24.6         No Waiver; No Implied Surrender.  Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing.  Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default.  Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction.  No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof.  Landlord’s consent to any act by Tenant requiring Landlord’s consent shall not be deemed to render unnecessary the obtaining of Landlord’s consent to any subsequent act of Tenant.  No act or omission by Landlord (other than Landlord’s execution of a document acknowledging such surrender) or Landlord’s agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

25.           DEFAULTS BY LANDLORD.  Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord’s Mortgagee) Landlord’s Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord’s failure.  If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord’s Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion.  If Tenant recovers a money judgment against Landlord for Landlord’s default of its obligations hereunder or otherwise, the judgment shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex.  The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord’s obligations hereunder.

26.           RIGHT OF REENTRY.  Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in “broom clean” and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15.1.  If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38–3–1, et seq., of the Utah Code Ann. (or any replacement provision).  Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease.  All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person.  Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition.  Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.  While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its reentry right, Tenant shall be deemed to be occupying the Premises as a tenant–at–sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be one hundred fifty percent (150%) of the per–day Rent in effect immediately before such expiration, termination or exercise by Landlord.  No such holding over shall extend the Term.  If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant’s expense, restore the Premises to such condition.

27.           MISCELLANEOUS.

27.1         Independent Obligations; No Offset.  The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder.  Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

27.2         Time of Essence.  Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

27.3         Applicable Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah.  All monetary and other obligations of Landlord and Tenant are performable in the county where the Complex is located.

27.4         Assignment by Landlord.  Landlord shall have the right to assign without notice or consent, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.

27.5         Estoppel Certificates; Financial Statements.  From time to time at the request of Landlord or Landlord’s Mortgagee, Tenant will within seven (7) calendar days, and without compensation or consideration execute, have acknowledged and deliver a certificate substantially in the form of Exhibit H hereto, setting forth the following:  (a) a ratification of this Lease; (b) the Commencement Date, expiration date and other Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; (i) the amount of the Security Deposit; and (j) such other information as Landlord or Landlord’s Mortgagee may request.  Landlord’s Mortgagee and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.  Tenant shall, within twenty (20) calendar days after Landlord’s request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

27.6         Signs, Building Name and Building Address.  Landlord may, from time to time at its discretion, place any and all signs anywhere in the Complex, and may change the name and street address of the Complex.  Tenant shall not, without Landlord’s prior written consent, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.

27.7         Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall either be sent by overnight courier or mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in Section ”G” of the Basic Lease Information, or delivered in person to the intended addressee.  Notice sent by overnight courier shall become effective one (1) business day after being sent.  Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit.  Notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee.  Notwithstanding the foregoing, after the Commencement Date, notice may also be given at the following addresses:  (a) for Landlord, at the Building Manager’s office in the Building, and (b) for Tenant, the Premises.  Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days’ prior written notice to the other party in accordance with this Section 27.7.

27.8         Entire Agreement, Amendment and Binding Effect.  This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated.  This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord’s Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party.  The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

27.9         Severability.  This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements.  If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

27.10       Number and Gender, Captions and References.  As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender.  Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof.  Whenever the terms “hereof,” “hereby,” “herein,” “hereunder” or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” shall be construed as referring to the indicated section of this Lease.

27.11       Attorneys’ Fees.  In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys’ fees and costs from the other party, to be fixed by the court in the same action.  “Legal proceedings” includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court (“Bankruptcy Court”), whether or not they are adversary proceedings or contested matters.  The “prevailing party” (i) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non–bankrupt party which are reasonably necessary to protect its rights under this Lease, and (ii) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

27.12       Brokers.  Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder’s fees or similar payments in connection with this Lease, other than that which is due pursuant to a separate written agreement between the Landlord and Landlord’s agents and subagents.  Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder’s fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.

27.13       Interest on Tenant’s Obligations.  Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

27.14       Authority.  Each person executing this Lease on behalf of Tenant personally warrants and represents that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Tenant has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against Tenant in accordance with its terms, (d) the person executing and delivering this Lease on behalf of Tenant was duly authorized to do so, and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.

27.15       Recording.  Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord.

27.16       Exhibits.  All Exhibits and written addenda hereto are incorporated herein for any and all purposes.

27.17       Multiple Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

27.18       Survival of Indemnities.  The indemnity obligations of Tenant contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last day permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and any compromise thereof or judgment or award thereon is paid in full.  Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

27.19       Miscellaneous.  Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.  No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties.  Each provision to be performed by Tenant shall be construed to be both a covenant and a condition.  Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah.  Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises.  The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

EXECUTED as of the date and year above first written.

TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE.

TENANT:	DISCOUNTSDIRECT

	By:	/s/ Rob Brazel

	Name:	Rob Brazel

	Title:	Chairman, CEO

	Date:	12-17-98

LANDLORD:	2855 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its following Managing Member

COTTONWOOD CORPORATE CENTER, L.C., a Utah limited liability company, by its following member

C&E HOLDINGS PARTNERSHIP, a Utah general partnership, by its Managing General Partner

COTTONWOOD EQUITIES, LTD., a Texas limited partnership, by Cottonwood Realty Services, L.L.C., its general partner

	By:	/s/ John L. West
JOHN L. WEST, Managing Director

EXHIBIT A

GLOSSARY OF DEFINED TERMS

a.                                       “Addendum” shall mean all the addenda, exhibits and attachments, if any, attached to the Lease or to any exhibit to the Lease.  All addenda are by definition incorporated into the Lease Agreement.  Unless otherwise specifically provided, terms and phrases in any Addendum shall have the meaning of such terms and phrases as provided in the Lease Agreement and this Glossary of Defined Terms.

b.                                      “Affiliate” shall mean a person or party who or which controls, is controlled by or is under common control with, another person or party.

c.                                       “Building” shall mean that certain office building and garage structure constructed on the Land, the street address of which is 2855 E. Cottonwood Parkway, Salt Lake County, Utah.  The term “Building” shall include, without limitation, all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above–grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.

d.                                      “Building Operating Hours” shall mean 7:30 a.m. to 6:00 p.m. Monday through Friday, and Saturday 8:00 a.m. to 1:00 p.m., exclusive of Sundays and Holidays.

e.                                       “Building Rules and Regulations” shall mean the rules and regulations governing the Complex promulgated by Landlord from time to time.  The current Building Rules and Regulations maintained by Landlord are attached as Exhibit C hereto.

f.                                         “Building Standard”, when applied to an item, shall mean such item as has been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building, as more fully set forth on Exhibit D2 hereto.

g.                                      “Commencement Date” shall mean the date of the commencement of the Term as determined pursuant to Section 6.3.

h.                                      “Common Areas” shall mean all areas and facilities within the Complex which have been constructed and are being maintained by Landlord for the common, general, nonexclusive use of all tenants in the Building, as revised from time to time in Landlord’s discretion, and shall include rest rooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Facility, driveways, loading areas, ramps, walkways and landscaped areas.

i.                                          “Complex” shall mean the Land and all improvements thereon, including the Building and the Parking Facility.

j.                                          “Fiscal Year” shall mean each fiscal year (or portion thereof) as designated by Landlord, in which any portion of the Lease Term falls, through and including the Fiscal Year in which the Lease Term expires.  The Fiscal Year currently commences on January 1; however, Landlord may change the Fiscal Year at any time or times.

k.                                       “Force Majeure” shall mean the occurrence of any event which hinders, prevents or delays the performance by Landlord of any of its obligations hereunder and which is beyond the reasonable control of Landlord.

l.                                          “Holidays” shall mean (a) New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, (b) other days on which national or state banks located in the state where the Complex is located must or may close for ordinary operations, and (c) other days which are commonly observed as Holidays by the majority of tenants of the Building.  If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord’s discretion, be observed as a Holiday.

m.                                    “HVAC” shall mean the heating, ventilation and air conditioning systems in the Building.

n.                                      “Impositions” shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies (including any interest, costs or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Complex, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by Landlord’s Mortgagee), and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex.  “Impositions” shall not include income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and taxes imposed on account of the transfer of ownership of the Complex or the Land.  If any or all of the Impositions shall be discontinued and, in substitution therefor, taxes, assessments, charges, excises or impositions shall be assessed, levied, charged or imposed wholly or partially on the Rents received or payable hereunder (a “Substitute Imposition”), then the Substitute Imposition shall be deemed to be included within the term “Impositions.”

o.                                      “Land” shall mean the real property on which the Building is constructed and which is further described in Exhibit E hereto.

p.                                      “Landlord’s Consent or Landlord’s Approval” as used in this Agreement, shall mean the prior written consent or written approval of Landlord to the particular item or request.  Where provided in the Lease, the Landlord’s consent or approval shall be determined in Landlord’s sole discretion, but shall otherwise not be unreasonably withheld.

q.                                      “Landlord’s Mortgagee” shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers.  “Mortgage” shall mean any such mortgage, deed of trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extensions and rearrangements thereof and of all debts secured thereby.

r.                                         “Landlord’s Work” shall mean all improvements, components, assemblies, installations, finish, labor, materials and services that Landlord is required to furnish, install, perform, provide or apply to the Premises as specified in the Work Letter Agreement.

s.                                       “Legal Requirements” shall mean any and all (a) judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Building Rules and Regulations, zoning, environmental and utility conservation matters, (b) requirements imposed on Landlord by any Landlord’s Mortgagee, (c) insurance requirements, and (d) other documents, instruments or agreements (written or oral) relating to the Complex or to which the Complex may be bound or encumbered.

t.                                         “Parking Facility” shall mean (a) any parking garage and any other parking lot or facility adjacent to or in the Complex servicing the Building, and (b) any parking area, open or covered, leased by Landlord to service the Building.

u.                                      “Permitted Use” means lawful, general business office purposes only, and no other purpose, in strict compliance with the Building Rules and Regulations from time to time in effect and all other Legal Requirements.

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v.                                      “Premises” shall mean the area leased by Tenant pursuant to this Lease as outlined on the floor plan drawing attached as Exhibit B hereto and all other space added to the Premises pursuant to the terms of this Lease.  The Premises includes the space between the interior surface of the walls and the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.

w.                                    “Rent” shall mean Base Rent, Additional Rent, the parking charge called for in Section 5.4 and all other amounts provided for under this Lease to be paid by Tenant, whether as Additional Rent or otherwise.  “Base Rent” shall mean the base rent specified in Section 5.1 as adjusted in accordance with Section 5.2.  “Base Rent Adjustment” shall mean the increase in the annual Base Rent as set forth in Section 5.2.  “Additional Rent” shall mean the additional rent specified in Section 5.3.

x.                                        “Rentable Area” shall mean the Rentable Area of the Premises and the Rentable Area of the Building as stated in Section ”A” of the Summary of Basic Lease Information.

y.                                      “Security Deposit” means the amount stated in Section ”E” of the Summary of Basic Lease Information.

z.                                        “Substantial Completion” shall mean the completion of construction upon the Premises of the Tenant Improvements pursuant to the approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work–stations, built–in furniture or equipment to be installed by Tenant or under the supervision of Tenant.

aa.                                 “Taking” or “Taken” shall mean the actual or constructive condemnation, or the actual or constructive acquisition by or under threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.

bb.                               “Tenant’s Share” shall mean the percentage of Operating Expenses to be paid by Tenant in accordance with the provisions of the Lease.  “Tenant’s Share” may be adjusted by Landlord from time to time to reflect adjustments to the then–current Rentable Area of the Building or the Premises.  Landlord and Tenant stipulate that “Tenant’s Share” shall initially mean the percentage stated in Section ”D” of the Summary of Basic Lease Information.

cc.                                 “Transfer” shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant’s interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises, or (c) the grant or conveyance by Tenant of any concession or license within the Premises.  If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority of the voting stock (being the shares of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer.  If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder.  If Tenant is a general or limited partnership, joint venture or other form of association, the Transfer of a majority of the ownership interests therein shall constitute a Transfer.  “Transferee” shall mean the assignee, sublessee, pledgee, concessionaire, licensee or other transferee of all or any portion of Tenant’s interest in this Lease, the leasehold estate created hereby or the Premises.

dd.                               “Work Letter Agreement” shall mean the agreement, if any, attached as Exhibit D hereto between Landlord and Tenant for the construction of improvements in the Premises.

A-3

EXHIBIT B

PREMISES

Attached floor plan of the Premises.

[GRAPHIC OF PREMISES DISPLAYED HERE]

EXHIBIT C

RULES AND REGULATIONS

Tenant shall comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by Tenant, any other tenant, or any visitor, licensee, agent, or other person or entity.

1.             Security; Admission to Building.  Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishings or contents of the Building, and each tenant shall comply with such systems and procedures.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.

2.             Conduct and Exclusion or Expulsion.  Tenant’s employees, visitors, and licensees shall not loiter in or interfere with the use of the Parking Facility or the Complex’s driveway or parking areas, nor consume alcohol in the Common Areas of the Complex or the Parking Facility.  The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises.  The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.  In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate.

3.             Signs, Notices and Decorations.  No sign, placard, picture, decoration, name, advertisement or notice (collectively “Material”) visible from the exterior of any tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord.  All approved signs or lettering will be printed, painted, affixed or inscribed at the expense of the tenant desiring such by a person approved by Landlord.  Material visible from outside the Building will not be permitted.  Landlord may remove such Material without any liability, and may charge the expense incurred by such removal to the tenant in question.

4.             Curtains and Decorations.  No awnings, curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building or the Premises without Landlord’s prior written consent.

5.             Non–obstruction of Light.  The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, tenant premises, or other public places in the Building shall not be covered or obstructed by any tenant, nor will any bottles, parcels or other articles or decorations be placed on any window sills.

6.             Showcases.  No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

7.             Cooking; Use of Premises for Improper Purposes.  No tenant will permit its Premises to be used for lodging or sleeping.  No cooking will be done or permitted by any tenant on its Premises, except in areas of the Premises which are specially constructed for cooking as specifically provided in working drawings approved by Landlord, so long as such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations.  Microwave ovens and other Underwriters’ Laboratory (UL)–approved equipment may be used in the Premises for heating food and brewing coffee, tea, and similar beverages for employees and visitors.  The Premises shall not be used for the storage of merchandise or for any improper, reasonably objectionable, or immoral purpose.

8.             Janitorial Service.  No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the premises, unless otherwise agreed by Landlord in writing.  If any tenant’s actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses.  Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

9.             Use of Restrooms.  The toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them.  All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, have caused the damage.

10.           Defacement of Premises or Building.  No tenant will deface any part of the Premises or the Building.  Without the prior written consent of Landlord, no tenant will lay linoleum or other similar floor covering so that it comes in direct contact with the floor of such tenant’s premises.  If linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt will be first affixed to the floor by a paste or other material soluble in water.  The use of cement or other similar adhesive material is expressly prohibited.  Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant.  Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

11.           Locks; Keys.  No tenant will alter, change, replace or rekey any lock or install a new lock or a knocker on any door of the Premises.  Landlord, its agent or employee will retain a master key to all door locks on the Premises.  Any new door locks required by a tenant or any change in keying of existing locks will be installed or changed by Landlord following such tenant’s written request to Landlord and will be at such tenant’s expense.  All new locks and rekeyed locks will remain operable by Landlord’s master key.  Landlord will furnish to each tenant, free of charge, two (2) keys to each door lock on its premises, and two (2) Building access cards.  Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant.  Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building which have been furnished to such tenant.  Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

12.           Furniture, Freight and Equipment.  No furniture, freight, packages, merchandise, or equipment of any kind may be brought into the Building or carried up or down in the elevators, except between those hours and in that specific elevator designated by Landlord or otherwise upon consent of the Landlord, without prior notice to and consent of Landlord.  Landlord may at any time restrict the elevators and areas of the Building into which deliveries or messengers may enter.  The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time.  The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord.  A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations.  Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage and landscaping.  All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during nonbusiness hours unless Landlord otherwise agrees in writing.  The moving tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security.  Landlord may prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly.  Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of the moving tenant.  Landlord may inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part.  Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord.

13.           Inflammable or Combustible Fluids or Materials; Noninterference of Others.  No tenant will use or keep in the Premises or the Building any kerosene, gasoline, inflammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in the normal operation of the Premises.  Without Landlord’s prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning system.  No tenant will keep any firearms within the Premises.  No tenant will use or keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor interfere in any way with other tenants or those having business in the Building.

14.           Address of Building.  Landlord may, without notice and without liability to any tenant, change the name and street address of the Building.

15.           Use of Building Name or Likeness.  Landlord will have the right to prohibit any advertising by Tenant mentioning the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and, upon written notice from Landlord, Tenant will discontinue such advertising.

16.           Animals, Birds and Vehicles.  Tenant will not bring any animals or birds into the Premises or Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.

17.           Off–Hour Access.  All persons entering or leaving the Building at any time other than the Building’s business hours shall comply with such off–hour regulations as Landlord may establish and modify from time to time.  Landlord may limit or restrict access to the Building during such periods and shall not be liable for any error with regard to the admission or exclusion of any person.

18.           Disposal of Trash.  Each tenant will store all its trash and garbage within its premises.  No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal.  All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.  No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

19.           Disturbance of Tenants.  Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building or Parking Facility are prohibited, and each tenant will cooperate to prevent same.

20.           Doors to Public Corridors.  Each tenant shall keep the doors of the Premises closed and locked, and shall shut off all water faucets, water apparatus, and utilities before tenant or tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or Landlord.  On multiple–tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

21.           Concessions.  Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord.  Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose.

22.           Telecommunication and Other Wires.  Tenant may not introduce Telecommunication wires or other wires into the Premises without first obtaining Landlord’s approval of the method and location of such introduction.

23.           Rules Changes; Waivers.  Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s judgment, may be necessary or helpful for the management, safety or cleanliness of the Premises or Building; the preservation of good order; or the convenience of occupants and tenants of the Building generally.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant.  No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules and Regulations against a tenant or any other tenant in the future.  Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

EXHIBIT D

INTENTIONALLY LEFT BLANK

EXHIBIT D1

INTENTIONALLY LEFT BLANK

EXHIBIT D2

INTENTIONALLY LEFT BLANK

EXHIBIT E

LEGAL DESCRIPTION OF LAND

Beginning at a point which is North 0°08’51” East along the Quarter Section line 908.56 feet, and North 89°04’36” East 740.83 feet, and North 55°02’48” East 206.85 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 34°55’16” West 67.93 feet to a point on the South Right–of–Way line of I–215 and a point on a 2076.90 foot radius curve to the left the chord of which bears North 62°36’26” East; thence Northeasterly along said South line and curve through a central angle of 5°57’01” a distance of 215.69 feet; thence North 67°29’16” East along said South line 183.64 feet; thence South 31°38’10” East 111.32 feet; thence South 70°30’09” East 57.70 feet; thence South 34°39’50” East 284.29 feet; thence South 11°06’23” East 28.44 feet; thence South 42°36’15” East 63.15 feet; thence South 64°43’27” East 71.26 feet; thence South 32°54’51” West 100.16 feet to a point on a 210.00 foot radius curve to the left the chord of which bears South 88°59’48” West; thence Westerly along said curve through a central angle of 67°50’08” a distance of 248.63 feet; thence South 55°04’44” West 161.13 feet to a point of a 835.00 foot radius curve to the right the chord of which bears South 55°10’54” West; thence Southwesterly along said curve through a central angle of 0°12’21” a distance of 3.00 feet; thence North 34°55’16” West 499.58 feet to the point of beginning.  Contains 234,930 square feet or 5.3932 acres.

EXHIBIT F

INTENTIONALLY LEFT BLANK

EXHIBIT G

ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE

STATEMENT OF CONFIRMATION AND

ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE

In accordance with that certain Lease Agreement between 2855 E. Cottonwood Parkway, L.C., as Landlord and the undersigned, as Tenant (the “Lease”), the Tenant hereby confirms the following:

1.             Construction of the Tenant Improvements is Substantially Complete, and the Lease Term shall commence as of                                            , for a term of          years,                     months, and          days, ending on                                  .

2.             In accordance with the Lease, Base Rent shall begin to accrue on                             , in the amount of                                                  DOLLARS ($                        ).

LANDLORD:

2855 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its following Managing Member

COTTONWOOD CORPORATE CENTER, L.C., a Utah limited liability company, by its following member

C&E HOLDINGS PARTNERSHIP, a Utah general partnership, by its Managing General Partner

COTTONWOOD EQUITIES, LTD., a Texas limited partnership, by Cottonwood Realty Services, L.L.C., its general partner

By:
JOHN L. WEST, Managing Director

TENANT:

DISCOUNTSDIRECT

By:

Title:

EXHIBIT H

STATEMENT OF TENANT IN RE: LEASE

[Tenant letterhead]

Teachers Insurance and Annuity

Association of America

730 Third Avenue

New York, NY 10017

RE:                            TIAA APPLICATION #UT00063

TIAA MTGE. #000445900

Cottonwood Corporate Center, Building 10

2855 East Cottonwood Parkway

Salt Lake City, UT 84121

Suite No. 500

Ladies and Gentlemen:

It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

The undersigned, as Lessee, under that certain Lease dated                       , 19          , made with 2855 E. COTTONWOOD PARKWAY, L.C., as Lessor, hereby ratifies said Lease and certifies that:

1.                                       The “Commencement Date” of said Lease is                  , 19          ; and

2.                                       the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

3.                                       the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4.                                       the current base rental payable pursuant to the terms of said Lease is $                    per annum; and further, additional rental pursuant to said Lease is payable as follows:                                                                                 ; and

5.                                       said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreements(s) dated                            ), and neither party thereto is in default thereunder; and

6.                                       the Lease described above represents the entire agreement between the parties as to the leasing of the premises; and

7.                                       the term of said Lease expires on                                      ; and

8.                                       all conditions under said Lease to be performed by the Lessor have been satisfied, including, without limitation, all co–tenancy requirements thereunder, if any; and

9.                                       all required contributions by Lessor to Lessee on account of Lessee’s improvements have been received; and

10.                                 on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said Lease by the Lessor; and

11.                                 no rental has been paid in advance and no security (except the security deposit in the amount of $                                   ) has been deposited with Lessor; and

12.                                 Lessee’s floor area is                                            square feet (rentable); and

13.                                 The most recent payment of current basic rental was for the payment due on                                         , and all basic rental and additional rental payable pursuant to the terms of the Lease have been paid up to said date; and

14.                                 the undersigned acknowledges notice that Lessor’s interest under the Lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to Lessor.  In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the Lease to lender, Lessee agrees that it shall pay its rent and all such other sums to lender.

Very truly yours,

DISCOUNTSDIRECT

By:
Its:
Date:

SUBORDINATION, NON–DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON–DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and DISCOUNTSDIRECT, a                                    with its principal place of business at                                                              (“Tenant”).

RECITALS

A.            Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to 2855 E. COTTONWOOD PARKWAY, L.C., a limited liability company (“Borrower”).

B.            Borrower, as Landlord, and Tenant have entered into a lease dated                          , 19          , as amended by amendments dated                      , 19          (the “Lease”) which leased to Tenant Suite No.             (the “Leased Space”) located in the Property (defined below).

C.            The Loan is or will be secured by the Trust Deed, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Salt Lake, State or Commonwealth of Utah (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).

D.            The Mortgage encumbers the real property, improvements and fixtures located at 2855 East Cottonwood Parkway in the County of Salt Lake, State or Commonwealth of Utah, and described on Exhibit ”A” (the “Property”).

IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

1.             The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.

2.             This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

3.             Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

4.             Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a)           Lender will not name Tenant as a party to any judicial or non–judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed;

(b)           If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed–in–lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c)           If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease.  Successor Landlord and Tenant will execute a replacement lease at the request of either.

5.             Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term.  Tenant’s attornment will be self–operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6.             Successor Landlord will not be:

(a)           liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

(b)           required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c)           bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

(d)           bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;

(e)           bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender’s prior consent;

    (1)       For purposes of this subparagraph “the term of the Lease” includes any renewal term after the right to renew has been exercised.

(f)            bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

(g)           [Intentionally deleted];

(h)           subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(i)            bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

(i)             bound by any such obligations provided for in the Lender–approved form lease;

(ii)          bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

(iii)       bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

or;

(j)            liable for obligations under the Lease with respect to any off–site property or facilities for the use of Tenant (such as off–site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off–site property.

7.             Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease.  Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination of abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30–day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

8.             All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9.             Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord.  Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10.           This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11.           Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

12.           If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

13.           This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

14.           This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

15.           Tenant certifies that:  the Lease represents the entire agreement between the Landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the Landlord under the Lease have been satisfied.

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as                                           , 1998.

LENDER:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:
Name:
Title:

TENANT:	DISCOUNTSDIRECT, a

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF                                            )

                                                                :ss.

COUNTY OF                                         )

On this the             day of                                     199         , before me personally appeared                                                         who acknowledged himself to be the                                    of                                                           , a corporation, and that he, as such                                                                  being authorized so to do, executed the foregoing instrument for the purposes therein contained.

NOTARY PUBLIC

Residing at

My Commission Expires:

STATE OF                                            )

                                                                :ss.

COUNTY OF                                         )

On this the             day of                                     199         , before me personally appeared                                                         who acknowledged himself to be the                                    of                                                           , a corporation, and that he, as such                                                                  being authorized so to do, executed the foregoing instrument for the purposes therein contained.

NOTARY PUBLIC

Residing at

My Commission Expires:

EXHIBIT ”A”

The following described real property is located in Salt Lake County, Utah:

PARCEL 1 (“COTTONWOOD CORPORATE CENTER PARCEL 11”):

Beginning at a point which is North 0°08’51” East along the Quarter Section line 908.56 feet, and North 89°04’36” East 740.83 feet, and North 55°02’48” East 206.85 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 34’5516” West 67.93 feet to a point on the South Right–of–Way line of 1–215 and a point on a 2076.90 foot radius curve to the left the chord of which bears North 62°36’26” East; thence Northeasterly along said South line and curve through a central angle of 5 °57’01” a distance of 215.69 feet; thence North 67°29’16” East along said South line 183.64 feet; thence South 31°38’10” East 111.32 feet; thence South 70°30’09” East 57.70 feet; thence South 34°39’50” East 284.29 feet; thence South 11°06’23” East 28.44 feet; thence South 42°36’15” East 63.15 feet; thence South 64°43’27” East 71.26 feet; thence South 32°54’51” West 100.16 feet to a point on a 210.00 foot radius curve to the left the chord of which bears South 88°59’48” West; thence Westerly along said curve through a central angle of 67°50’08” a distance of 248.63 feet; thence South 55°04’44” West 161.13 feet to a point of a 835.00 foot radius curve to the right the chord of which bears South 55°10’54” West; thence Southwesterly along said curve through a central angle of 0°12’21” a distance of 3.00 feet; thence North 34°55’16” West 499.58 feet to the point of beginning.  Contains 234,930 square feet or 5.3932 acres.

PARCEL 2 (“COMMON ROADWAY”):

A perpetual, nonexclusive right–of–way and easement for vehicular and pedestrian ingress and egress, appurtenant to PARCEL 1, as established by a Declaration of Easements, Covenants and Restrictions recorded January 17, 1996, as Entry No. 6259074, in Book 7311, at page 821 of the official records of the Salt Lake County Recorder, as amended by a First Amendment to Declaration of Easements, Covenants and Restrictions, recorded July 3, 1996, as Entry No. 6398547, in Book 7437, at page 265 of the official records of the Salt Lake County Recorder, over the following described property:

BEGINNING at a point which is North 0°08’51” East along the Section line 447.50 feet and South 89°49’13 “ East 50.00 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 0’08’51” East 71.00 feet; thence South 89°49’13” East 669.22 feet; thence North 0°10’47” East 12.00 feet to a point of a 787.50 foot radius curve to the left, the chord of which bears North 72°37’45” East; thence Easterly along the arc of said curve and through a central angle of 35°06’03” a distance of 482.44 feet to a point of tangency; thence North 55°04’44” East 161.13 feet to a point of a 257.50 foot radius curve to the right, the chord of which bears South 81°12’57” East; thence Easterly along the arc of said curve and through a central angle of 87°24’39” a distance of 392.84 feet to a point of tangency; thence South 37°30’37” East 388.28 feet to a point of a 282.50 foot radius curve to the left, the chord of which bears South 57°30’40” East; thence Southeasterly along the arc of said curve and through a central angle of 40°00’07” a distance of 197.23 feet to a point of tangency; thence South 77°30’44” East 203.08 feet; thence South 35°38’28” East 52.78 feet to the West right–of–way line of 3000 East Street; thence South 12°27’22” West along said West line 71.77 feet; thence North 77°30’44” West 147.86 feet to a point of a 693.16 foot radius curve to the right, the chord of which bears North 71°09’19” West; thence Northwesterly along the arc of curve and through a central angle of 13°28’28” a distance of 163.01 feet to a point of a compound curve to the right, the radius point of which is North 22°43’23” East 377.50 feet; thence Northwesterly along the arc of said curve and through a central angle of 29°46’ a distance of 196.12 feet to a point of tangency; thence North 37°30’37” West 388.28 feet to a point of a 162.50 foot radius curve to the left, the chord of which bears North 81°12’57” West; thence Westerly along the arc of said curve and through a central angle of 87°24’39” a distance of 247.91 feet to a point of tangency; thence South 55°04’44” West 161.13 feet to a point of a 882.50 foot radius curve to the right, the chord of which bears South 72°37’45” West; thence Westerly along the arc of said curve and through a central angle of 35°06’03” a distance of 540.64 feet to a point of tangency; thence North 89°49’13” West 441.91 feet; thence North 0°10’47” East 12.00 feet; thence North 89°49’13” West 227.27 feet to the point of BEGINNING.

EXHIBIT I

LEASE GUARANTY

                THIS LEASE GUARANTY (the “Guaranty”) is made and given as of the                  day of                    , 19          , by                                                          (the “Guarantors”) in favor of 2855 E. Cottonwood Parkway, L.C. (the “Landlord”).

RECITALS:

A.            Landlord has on this date entered into that certain Lease Agreement, dated                           , 19          (the “Lease”), with                                                  (the “Tenant”) covering certain office space located in an office building owned by Landlord, said office space being more particularly described in the Lease.

B.            Guarantor(s) are the                                              (president, vice–president, secretary, treasurer, shareholder, director, parent, subsidiary, related company, etc.) of the Tenant, and are financially interested in the business of Tenant to be conducted under the Lease.

C.            Landlord is willing to enter into the Lease only on the precondition that the Guarantor(s) make and give this Guaranty.

WITNESSETH:

NOW, THEREFORE, in consideration of the Recitals and to induce Landlord to enter into the Lease, the Guarantor(s), for themselves and for their heirs, personal representatives, successors and assigns, do hereby agree and covenant as follows:

24.           General Guaranty.  Guarantor hereby guarantees the full, prompt and complete payment by Tenant of each payment and other charge due under the Lease and the performance of every obligation of Tenant under the Lease (said payments and performances being collectively referred to as the “Obligations”).  If Tenant, or his heirs, personal representatives, successors or assigns, shall default at any time during the term of this Guaranty in the performance of the Obligations on Tenant’s part to be performed under the terms of the Lease, Guarantor shall, on written demand of Landlord, perform such Obligations of Tenant strictly in accordance with the terms and provisions of the Lease.

25.           Term.  This Guaranty shall remain and continue in full force and effect for the duration of the term of the Lease and of every renewal or extension thereof.  Landlord may enforce the terms of this Guaranty after the expiration of the Lease or any extensions or renewals thereof with respect to any breach or default which occurred during the term of the Lease or any extensions or renewals thereof.  The above notwithstanding, this Guarantee may be withdrawn before the end of the Lease Term based upon terms mutually agreeable to both Landlord and Tenant.

26.           Exhaustion of Remedies.  Landlord and its successors and assigns may proceed to exercise any right or remedy which it or they may have under this Guaranty against Guarantor without pursuing or exhausting any rights or remedies which it or they might have against the Tenant under the Lease or with respect to any other security, guaranty, surety or indemnification agreement for performance of the Obligations.

27.           Acceptance of Lease Terms.  Guarantor hereby assents to and accepts all of the terms of the Lease and hereby waives notice of acceptance of this Guaranty and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor.  No action or omission of any kind on the part of Landlord or any successor or assign which does not amount to a breach or default by Landlord under the Lease shall in any event impair this Guaranty.

28.           Modifications.  Guarantor hereby consents and agrees that Landlord or its successors and assigns may at any time or from time to time in its discretion:  (a) extend or change the time of performance of all or any of the Obligations; and (b) settle or compromise with Tenant any or all of the Obligations, all in such manner and upon such terms as Landlord and its successors and assigns may deem proper, and without notice to or further assent from Guarantor, it being hereby agreed that Guarantor shall be and remain bound by the Guaranty, notwithstanding any such change, settlement, compromise, sale, renewal or extension.

29.           Authority.  Guarantor hereby represents and warrants that:  (a) it has full power, right and authority to execute and deliver and to perform all obligations under this Guaranty; (b) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against each of them in accordance with its terms; and (c) there are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the financial condition or operations of any Guarantor, except as have been expressly disclosed to Landlord in writing.

30.           Notices.  All communications and notices to any Guarantor shall be in writing and mailed registered or certified mail, return receipt requested, telegraphed or delivered to such Guarantor or its successors and assigns, addressed to them or it at the address set forth below their or its name on the signature page hereof or at such other address as such party shall hereafter supply to the other parties in the manner herein provided for giving of notice.

31.           Miscellaneous Representations.  Guarantor hereby represents and agrees that this is a continuing Guaranty and (a) shall remain in full force and effect and be binding upon each Guarantor notwithstanding any bankruptcy, reorganization, liquidation, termination, dissolution, appointment of a receiver, or insolvency of Tenant or any successor or assign of Tenant; (b) shall be binding upon each Guarantor, jointly and severally; (c) shall inure to the benefit of and be enforceable by Landlord and its successors, personal representatives, assigns, etc.; (d) shall be deemed to have been made under and shall be governed by the laws of the State of Utah in all respects, including, without limitation, matters of construction, validity, performance and (e) shall not be waived, altered, modified or amended as to any of its terms or provisions, except in writing duly signed by Landlord or its successors and assigns.

32.           Severability.  Any provisions of this Guaranty which may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

33.           Indemnification.  Guarantor shall indemnify, pay and hold Landlord harmless from and against all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Landlord in any enforcement or attempted enforcement of this Guaranty against Guarantor and its successors and assigns, whether incurred with or without suit, or before or after judgment.

34.           Governing Law.  The interpretation of this Lease shall be governed by the laws of the State of Utah.  Guarantor hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and the Guarantor irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim.  Guarantor further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah.  Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

DATED this 17 day of Dec., 1998.

GUARANTORS:

/s/ Rob Brazel

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